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                                                                      EXHIBIT 21


                            SIGNIFICANT SUBSIDIARIES

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SUBSIDIARY NAME                                  JURISDICTION     D/B/A'S
---------------                                  ------------     -------
Brooks Well Servicing, Inc.                      Delaware         Key Energy Services, Inc. Gulf Coast Division

Key Energy Drilling, Inc.                        Delaware         None

Key Energy Services - California, Inc.           Delaware         Key Energy Services, Inc. California Division

Key Four Corners, Inc.                           Delaware         Key Energy Services, Inc. Four Corners Division
                                                                  Justis Supply Co.
                                                                  Justis Supply and Machine Shop

Key Rocky Mountain, Inc.                         Delaware         Key Energy Services, Inc. Rocky Mountain Division

Odessa Exploration Incorporated                  Delaware         None

Servicios WellTech, S.A.                         Argentina        None

WellTech Eastern, Inc.                           Delaware         Key Energy Services, Inc. Eastern Division
                                                                  KalCon Environmental Services
                                                                  Key Energy Surveys


WellTech Mid-Continent, Inc.                     Delaware         Key Energy Services, Inc. Mid-Continent Division
                                                                  Landmark Fishing & Rental Tools

Yale E. Key, Inc.                                Texas            Key Energy Services, Inc. Permian Basin Division

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